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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

                                   ACT OF 1934

                                  April 7, 2000
                Date of Report (Date of earliest event reported)

                           MICROFINANCIAL INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                 (State or Other Jurisdiction of Incorporation)


                            (Commission File Number)

                                   04-2962824
                                  (IRS Employer
                               Identification No.)


                     950 Winter Street, Waltham MA        02451
               (Address of principal executive offices) (Zip Code)

                                 (781) 890-0177
              (Registrant's Telephone Number, Including Area Code)


                             Address has not changed

                         (Former Name or Former Address,
                          if Changed Since Last Report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

PricewaterhouseCoopers LLP ("PWC"), the registrant's independent accountants engaged by the registrant to audit its financial statements for the registrant's fiscal years ended December 31, 1998 and December 31, 1999, verbally notified the registrant on April 5, 2000 that PWC is resigning as the registrant's independent accountants effective as of April 5, 2000. The Board of Directors of the registrant is seeking to engage a principal accountant to replace PWC. Neither of the reports of PWC on the registrant's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change the registrant's independent accountants was neither recommended nor approved by the registrant's Board of Directors or its Audit Committee. During the registrant's audited periods ending December 31, 1998 and December 31, 1999 and the subsequent interim period ending April 5, 2000, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with its reports. The registrant has provided PWC with a copy of this disclosure and has requested that PWC furnish the registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether PWC agrees with the above statements and, if not, stating the respects in which PWC does not agree. A copy of PWC's letter to the SEC dated April 6, 2000 is filed as Exhibit No. 18.1 to this report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No. 18.1

Letter from PricewaterhouseCoopers LLP dated April 6, 2000 to the SEC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL, INCORPORATED

By:  /s/PETER R. BLEYLEBEN
Peter R. Bleyleben, President


Date:          April 7, 2000